                                                TRANSFER AGENCY

                                             AND SERVICE AGREEMENT

                                                    BETWEEN

                                             THE AAL MUTUAL FUNDS

                                                      AND

                                   THRIVENT FINANCIAL INVESTOR SERVICES INC.

                                               TABLE OF CONTENTS

Article 1         Terms of Appointment; Duties of TFISI

Article 2         Fees and Expenses

Article 3         Representations and Warranties of TFISI

Article 4         Representations and Warranties of the Trust

Article 5         Indemnification

Article 6         Covenants of the Trust and TFISI

Article 7         Duration and Termination of Agreement

Article 8         Assignment

Article 9         Amendment

Article 10        Address for Purpose of Notice

Article 11        Minnesota Law to Apply

Article 12        Miscellaneous

Article 13        Merger of Agreement

                                     TRANSFER AGENCY AND SERVICE AGREEMENT

THIS  TRANSFER  AGENCY AND  SERVICE  AGREEMENT  ("Agreement")  made as of the 24th day of April,  2004,  by and between The AAL Mutual Funds, a  Massachusetts  Business  Trust,  having its principal place of business at 625
Fourth Avenue South,  Minneapolis,  Minnesota 55415 (the "Trust"),  and Thrivent  Financial  Investor  Services
Inc.,  a  Pennsylvania  corporation  having  its  principal  place of  business  at 625  Fourth  Avenue  South,
Minneapolis, Minnesota 55415 ("TFISI").

      WHEREAS,  TFISI is  engaged in the  business  of  rendering  transfer  agency  services  to  open-end management  investment  companies and is registered as a transfer agent under the Securities Exchange
      Act of 1934, as amended: and

      WHEREAS,  the Trust  engages in  business  as an  open-end  management  investment  company and is so registered under the Investment Company Act of 1940, as amended; and

      WHEREAS,  the Trust is  authorized  to issue shares of  beneficial  interest in separate  series with each such series representing interests in a separate portfolio of securities and other assets; and

      WHEREAS,  the  Trust is  comprised  of  individual  series  each with its own  investment  objective, together  with all other  series  subsequently  established  by the Trust with respect to which TFISI renders transfer agency services pursuant to the terms of this agreement,  being herein  collectively referred to as the "Funds" and individually as a "Fund"; and

      WHEREAS,  the Trust is  authorized  to issue shares of  beneficial  interest of each Fund in separate classes with each such class of shares  representing  interests in the same  portfolio of  securities and other assets; and

      WHEREAS,  the Trust has established a multiple class structure  pursuant to which the Trust presently offers  three  classes  of  shares,  such  classes  of  shares  consisting  of Class A,  Class B, and
      Institutional Class shares,  being herein collectively  referred to as the "Classes" and individually referred to as a "Class"; and

      WHEREAS,  the Trust desires to appoint TFISI as its transfer  agent,  dividend  disbursing  agent and agent in connection with certain other activities, and TFISI desires to accept such appointment.

      NOW, THEREFORE,  in consideration of the mutual covenants herein contained,  the parties hereto agree as follows.

                                        ARTICLE 1 TERMS OF APPOINTMENT

DUTIES OF TFISI

1.01 Subject to the terms and conditions set forth in this  Agreement,  the Trust hereby  appoints TFISI to act as, and TFISI agrees to act as its transfer  agent for the Funds'  authorized  and issued  shares of each Class of their common stock,  $.001 par value,  ("Shares"),  dividend  disbursing  agent and agent in connection with any  accumulation,  open account or similar plans provided to the  shareholders  of the Funds  ("Shareholders")
and set out in the currently  effective  prospectus and statement of additional  information  ("Prospectus") of the Funds, including without limitation any periodic investment plan or periodic redemption program.

1.02  TFISI agrees that it will perform the following services:

       (a)    In accordance with procedures  established  from time to time by agreement  between the Trust and
              TFISI, TFISI shall:

              (i)        Receive  for  acceptance  orders  for the  purchase  of Shares,  and  promptly deliver payment and appropriate  documentation thereof to the Custodian of the
                         Funds authorized pursuant to the Declaration of Trust (the "Custodian");

              (ii)       ursuant to purchase orders,  issue the appropriate  number and Class of Shares and hold such Shares in the appropriate Shareholder account;

              (iii)      Receive for  acceptance  redemption  requests and  redemption  directions  and deliver the appropriate documentation thereto to the Custodian;

              (iv)       At the  appropriate  time as and  when it  receives  moneys  paid to it by the
                         Custodian  with respect to any  redemption,  pay over or cause to be paid over in  the  appropriate  manner  such  moneys  as  instructed  by  the  redeeming
                         Shareholder[s];

              (v)        Effect  transfers of Shares by the  registered  owners thereof upon receipt of appropriate instructions;

              (vi)       Prepare and transmit payments of dividends and  distributions  declared by the
                         Funds;

              (vii)      Maintain  records of accounts for and advise the Funds and their  Shareholders as to the foregoing; and

              (viii)     Record the issuance of Shares of the Funds and  maintain  pursuant to SEC Rule
                         17Ad-10(e),  under the Securities  Exchange Act of 1934, a record of the total number of Shares of each Class of the Funds which are  authorized,  based upon information  provided to it by the Trust, issued and outstanding.  TFISI shall also  provide the Trust on a regular  basis with the total number of Shares of each Class which are authorized and issued and  outstanding  and shall have no obligation,  when recording the issuance of Shares, to monitor the issuance of such Shares or to take  cognizance  of any laws  relating  to the  issuance or sale of such Shares,  which functions shall be the sole  responsibility of the
                         Trust.

       (b)    In addition to and not in lieu of the services set forth in the above Paragraph (a), TFISI shall:

              (i)        perform  all  of  the  customary  services  of  a  transfer  agent,   dividend
                         disbursing  agent and, as relevant,  agent in  connection  with  accumulation, open-account  or similar  plans  (including  without  limitation  any periodic investment  or periodic  redemption  program),  including  but not limited to:
                         maintaining all Shareholder  accounts,  preparing  Shareholder  meeting lists,
                         mailing  proxies,   receiving  and  tabulating  proxies,  mailing  Shareholder reports  and  Prospectuses  to  current  Shareholders,  withholding  taxes  on accounts  when  appropriate,  preparing  and filing U.S.  Treasury  Department
                         Forms 1099 and other  appropriate forms required with respect to dividends and distributions  by federal  authorities  for all  Shareholders,  preparing  and mailing  confirmation forms and statements of accounts to Shareholders for all purchases  and  redemption  of Shares and other  confirmable  transactions  in
                         Shareholder   accounts,   preparing  and  mailing   activity   statements  for
                         Shareholders, and providing Shareholder account information and
                         (ii)  provide a system which will enable the Trust to monitor the total number of Shares of each Class of each Fund sold in each  state.  The Trust shall (i)
                         identify to TFISI in writing  those  transactions  and assets to be treated as exempt from blue sky reporting in each state and
                         (ii) verify the  establishment  of  transactions  for each state on the system prior to  activation  and  thereafter  monitor  the  daily  activity  for each
                         state.   The   responsibility   of  TFISI  for  the  Trust's  blue  sky  state
                         registration  status  is  solely  limited  to  the  initial  establishment  of transactions  subject to blue sky compliance by the Trust and the reporting of such  transactions  to the Trust as provided above.  Procedures  applicable to certain of these  services may be  established  from time to time by agreement between the Trust and TFISI.

                                          ARTICLE 2 FEES AND EXPENSES

2.01 For  performance by TFISI  pursuant to this  Agreement,  the Trust agrees to pay TFISI annual  maintenance fees for each  Shareholder  account of each  Class of the Funds as agreed to by the Trust and TFISI.  The trust will pay TFISI a fee as described in Schedule A hereto for the services  provided  pursuant to this  Agreement.
Such fees,  out-of-pocket  expenses and advances  identified  under Section 2.02 below may be changed from time to time subject to mutual agreement between the Trust and TFISI.

2.02 In  addition  to the fees paid  under  Section  2.01  above,  the  Trust  agrees  to  reimburse  TFISI for out-of-pocket  expenses  or  advances  incurred  by TFISI for the items  set out in the fee  schedule  attached hereto.  In  addition,  any other  expenses  incurred by TFISI at the request or with the consent of the Trust, will be reimbursed by the Trust. In no event will TFISI be reimbursed for such  out-of-pocket  expenses for any items for which TFISI,  Thrivent Financial for Lutherans,  or any other entity would be reimbursed by the Trust under any other agreement, contract or reimbursement arrangement.

2.03 The Trust agrees to pay all fees and  reimbursable  expenses  within five (5) days  following  the receipt of the respective  billing notice by the Trust.  Postage for mailing of dividends,  proxy materials,  Trust and
Fund reports,  Prospectuses and other mailings to all Shareholder  accounts shall be advanced to TFISI at least seven (7) days prior to the mailing of such materials.

                               ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF TFISI

TFISI represents and warrants to the Trust that:

3.01 It is a  corporation  duly  organized  and  existing and in good  standing  under the laws of the State of
Pennsylvania.

3.02  It is duly qualified to carry on its business in the State of Minnesota.

3.03 It is empowered  under the applicable laws and by its Articles of  Incorporation  and Bylaws to enter into and perform this Agreement.

3.04 All  requisite  corporate  proceedings  have been taken to  authorize  it to enter into and  perform  this
Agreement.

3.05 It has and will  continue to have access to the necessary  facilities,  equipment and personnel to perform its duties and obligations under this Agreement.

3.06 TFISI  shall  enter into and shall  maintain in effect  with  appropriate  parties one or more  agreements making  reasonable  provisions  for emergency  use of electronic  data  processing  equipment.  In the event of equipment  failures,  TFISI shall, at no additional  expense to the Trust,  take  reasonable  steps to minimize service  interruptions.  TFISI  shall  have  no  liability  with  respect  to  the  loss  of  data  or  service interruptions  caused by equipment  failure,  provided such loss or  interruption  is not caused by TFISI's own willful  misfeasance,  bad faith,  negligence  or reckless  disregard of its duties or  obligations  under this
Agreement.  Notwithstanding the foregoing,  upon the cure of any such equipment failure,  TFISI shall reprocess all data  necessary  to correct or replace all  reports and other  results  which were lost or  corrupted  as a result of such failure.

                             ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE TRUST

The Trust warrants and represents to TFISI that:

4.01 It is a  Massachusetts  Business  Trust  duly  organized  and  existing  under  the  laws of the  State of
Massachusetts.

4.02 It is  empowered  under  applicable  laws and by its  Declaration  of Trust and  Bylaws to enter  into and perform this Agreement.

4.03 All necessary  proceedings  required by said  Declaration of Trust and Bylaws have been taken to authorize it to enter into this Agreement.

4.04 It is an open-end and  diversified  management  investment  company  under the  Investment  Company Act of
1940.

4.05 A  registration  statement  under  the  Securities  Act of 1933 is  currently  effective  and will  remain effective,  and  appropriate  state  securities  law filings have been made and will continue to be made,  with respect to all Shares of all Classes of the Funds being offered for sale.

                                           ARTICLE 5 INDEMNIFICATION

5.01  Provided  that TFISI has at all  relevant  times  acted in good faith and without  negligence  or willful misconduct,  TFISI shall not be  responsible  for, and the Trust shall  indemnify and hold TFISI  harmless from and against, any and all losses,  damages,  costs,  charges,  attorney fees,  payments,  expenses and liability arising out of or attributable to:

       (a)    All  actions of TFISI or its  agents or  subcontractors  required  to be taken  pursuant  to this
              Agreement.

       (b)    The Trust's  refusal or failure to comply with the terms of this  Agreement,  or which arises out of the Trust's lack of good faith,  negligence,  or willful misconduct or which arises out of the breach any representation or warranty of the Trust hereunder.

       (c)    The reliance on or the use by TFISI or its agents or  subcontractors  of information,  records or documents which

              (i)        are received by TFISI or its agents or subcontractors  and furnished to it by or on behalf of the Trust, and

              (ii)       have been  prepared  and/or  maintained by the Trust or any other person or firm on behalf of the Trust.

       (d)    The  reliance  on,  or the  carrying  out  by  TFISI  or  its  agents  or  subcontractors  of any instructions or requests by the Trust.

       (e)    The offer or sale of Shares unknown by TFISI to be in violation of any requirement  under federal securities  laws or  regulations  or the  securities  laws or  regulations of any state that such
              Shares be  registered in such state or in violation of any stop order or other  determination  or ruling by any  federal  agency or any state with  respect to the offer or sale of such  Shares in such state,  provided  that TFISI has not  knowingly  violated or knowingly  participated  in the violation of state and/or federal  securities laws or regulations  relative to the offer and sale of such Shares.

5.02 In all instances in which TFISI shall seek  indemnification  under the  provisions of Section 5.01 for its actions or for its  reliance on actions of the Trust,  all such  actions must have been taken in good faith and without negligence or willful misconduct and all such reliance must have been reasonable.

5.03 TFISI shall  indemnify and hold the Trust  harmless from and against any and all losses,  damages,  costs, charges,  attorney  fees,  payments,  expenses and liability  arising out of or  attributable  to any action or failure  or  omission  to act by TFISI  as a result  of  TFISI's  lack of good  faith,  negligence  or  willful misconduct.

5.04 At any time  TFISI may apply to any  officer of the Trust for  instructions,  and may  consult  with legal counsel  with  respect to any matter  arising in  connection  with the  services to be performed by TFISI under this  Agreement,  and TFISI and its agents or  subcontractors  shall not be liable and shall be  indemnified by the Trust for any actions  taken or omitted by it in  reliance  upon such  instructions  or upon the opinion of such  counsel.  TFISI,  its agents and  subcontractors  shall be protected and  indemnified  in acting upon any paper or document  furnished by or on behalf of the Trust,  reasonably  believed to be genuine and to have been signed by the proper  person or persons,  or upon any  instruction,  information,  data,  records or  documents provided to TFISI or its agents or subcontractors  by machine readable input,  telex,  facsimile  transmission,
CRT data entry or other similar means  authorized by the Trust,  and shall not be held to have received  notice of any change of authority of any person,  until receipt of written notice thereof from the Trust.  TFISI,  its agents and  subcontractors  shall also be protected and indemnified in recognizing stock certificates which are reasonably  believed to bear the proper  manual or  facsimile  signatures  of the  officers  of the Trust,  and proper  countersignatures  of  any  formal  transfer  agent  or  registrar,  or of  any  co-transfer  agent  or co-registrar.

5.05 In the  event  either  party is unable  to  perform  its  obligations  under  the terms of this  Agreement because of acts of God,  strikes,  equipment or transmission  failure or damage  reasonably beyond its control, such  party  shall not be liable  for  damages  to the other for any  damages  resulting  from such  failure to perform or otherwise from such causes.

5.06 In  order  that  the  indemnification  provisions  contained  in this  Article  5 shall  apply,  upon  the assertion  of a claim for which  either  party may be  required  to  indemnify  the  other,  the party  seeking indemnification  shall  promptly  notify the other  party of such  assertion,  and shall  keep the other  party advised  with respect to all  developments  concerning  such claim.  The party who may be required to indemnify shall have the option to  participate  with the party  seeking  indemnification  in defense of such claim.  The party seeking  indemnification  shall in no case confess any claim or make any  compromise in any case in which the other party may be required to indemnify it except with the other party's written consent.

                                  ARTICLE 6 COVENANTS OF THE TRUST AND TFISI

6.01  The Trust shall promptly furnish to TFISI the following:

       (a)    A  certified  copy of the  resolution  of the  Board of  Trustees  of the Trust  authorizing  the appointment of TFISI and the execution and delivery of this Agreement.

       (b)    A copy of the Declaration of Trust and Bylaws of the Trust and all amendments thereto.

6.02 TFISI hereby agrees to establish  and maintain  facilities  and  procedures  reasonably  acceptable to the
Trust for safekeeping of stock certificates,  check forms and facsimile  signature  imprinting devices, if any;
and for the preparation or use, and for account keeping of, such certificates, forms and devices.

6.03 TFISI shall keep records  relating to the services to be  performed  hereunder,  in the form and manner as it may deem  advisable.  To the extent  required  by  Section  31 of the  Investment  Company  Act of 1940,  as
amended,  and the Rules  thereunder,  TFISI  agrees  that all such  records  prepared  or  maintained  by TFISI relating  to the  services  to be  performed  by TFISI  hereunder  are the  property  of the  Trust and will be preserved,  maintained  and made available in accordance  with such Section and Rules,  and will be surrendered promptly to the Trust on and in accordance with its request.

6.04 TFISI and the Trust agree that all books,  records,  information  and data  pertaining  to the business of the other party  which are  exchanged  or received  pursuant to the  negotiation  or the  carrying  out of this
Agreement  shall remain  confidential,  and shall not  voluntarily be disclosed to any other person,  except as may be required by law.

6.05 TFISI will,  and will cause its  respective  employees  to,  maintain all of the Trust's  information  and data  pertaining  to the  Trust's  business  in strict  confidence  and will not at any time or for any  reason disclose any of the Trust's information to any third party.

6.06  TFISI  shall  make  information  and  records  relating  to the  Trust's  Anti-Money  Laundering  Program
("Program")  available to federal  regulators as required by law and will permit such regulators to examine and inspect TFISI for purposes of the Program.

6.07 In case of any  requests or demands for the  inspection  of the  Shareholder  records of the Funds,  TFISI will  endeavor to notify the Trust and to secure  instructions  from an  authorized  officer of the Trust as to such inspection.  TFISI reserves the right,  however,  to exhibit the Shareholder records to any person when it is advised by its counsel  that it may be held liable for the  failure to exhibit  the  Shareholder  records to such person.

                                ARTICLE 7 DURATION AND TERMINATION OF AGREEMENT

7.01 This Agreement shall become effective as of the date hereof.  Unless  terminated as herein provided,  this
Agreement  shall  remain in full  force and  effect  for two years  from the date  hereof.  Subsequent  to such initial  period of  effectiveness,  this  Agreement  shall continue in full force and effect for periods of one year  thereafter  so long as such  continuance  is approved at least  annually (a) by vote of a majority of the
Trustees  of the Trust and (b) by the vote of a majority  of the  Trustees  of the Trust who are not parties to this  agreement or "interested  persons" (as defined by the Investment  Company Act of 1940, as amended) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

7.02 This  Agreement  may be terminated  by either party upon one hundred  twenty (120) days written  notice to the other.

7.03  Should  the Trust  exercise  its right to  terminate,  all  out-of-pocket  expenses  associated  with the movement  of records  and  materials  will be borne by the Trust.  Additionally,  TFISI  reserves  the right to charge for any other reasonable  expenses  associated with such termination  and/or a charge  equivalent to the average of three (3) months' fees.

                                             ARTICLE 8 ASSIGNMENT

8.01 Neither this  Agreement  nor any rights or  obligations  hereunder may be assigned by either party without the written consent of the other party.

8.02 This  Agreement  shall  inure to the  benefit  of and be binding  upon the  parties  and their  respective permitted successors and assigns.

                                              ARTICLE 9 AMENDMENT

9.01 This  Agreement  may be amended or  modified  only by a written  agreement  executed  by both  parties and authorized  or approved by a  resolution  of the  majority of the Trustees of the Trust and the majority of the
Trustees  of the Trust who are not  parties  to this  agreement  or  "interested  persons"  (as  defined by the
Investment  Company Act of 1940,  as amended)  of any such  party,  cast in person at a meeting  called for the purpose of voting on such approval.

                                   ARTICLE 10 ADDRESS FOR PURPOSE OF NOTICE

10.01 Any  notice  under this  Agreement  shall be in  writing,  addressed  and  delivered  or mailed,  postage prepaid,  to the other  party at such  address  as such  other  party may  designate  for the  receipt  of such notices.  Until  further  notice to the other  party,  it is agreed  that the  address of the Trust and that of
TFISI for this purpose shall be 625 Fourth Avenue South, Minneapolis, Minnesota 55415.

                                       ARTICLE 11 MINNESOTA LAW TO APPLY

11.01 This Agreement  shall be construed and the provisions  thereof  interpreted  under and in accordance with the laws of the State of Minnesota.

                                           ARTICLE 12 MISCELLANEOUS

12.01 The captions in this Agreement are included for  convenience  of reference  only, and in no way define or limit any of the provisions  hereof or otherwise  affect their  construction  or effect.  This Agreement may be executed  simultaneously  in two or more  counterparts,  each of which shall be deemed an original,  but all of which together shall constitute on and the same instrument.

                                        ARTICLE 13 MERGER OF AGREEMENT

13.01  This  Agreement  constitutes  the entire  agreement  of the  parties  hereto  and  supersedes  any prior agreement with respect to the subject matter hereof whether oral or written.

IN WITNESS  WHEREOF,  the parties  hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly  authorized  officers,  as of the day and year first written above.

THE AAL MUTUAL FUNDS                           THRIVENT FINANCIAL
                                               INVESTOR SERVICES INC.

By: /s/ Pamela J. Moret                        By: /s/ Marnie L. Loomans-Thuecks
    -------------------------------                -------------------------------
    Pamela J. Moret                                Marnie L. Loomans-Thuecks
    President                                      Vice President

ATTEST:                                        ATTEST:

By:/s/ John C. Bjork                           By: /s/ John C. Bjork
    -------------------------------                -------------------------------
    John C. Bjork                                  John C. Bjork